                                   Exhibit 21

                         Continental Global Group, Inc.

                Subsidiaries of the Registrant at March 15, 2000


                              Jurisdiction of
                              Incorporation
Subsidiaries (1)              or Organization     Parent Company

Continental Conveyor &        Delaware            Continental Global Group, Inc.
Equipment Company

Continental Conveyor &        Australia           Continental Conveyor &
Equipment Pty. Ltd.                               Equipment Company

BCE Holdings Pty. Ltd.        Australia           Continental Conveyor &
                                                  Equipment Pty. Ltd.

Continental ACE Pty. Ltd.     Australia           BCE Holdings Pty. Ltd.

Continental ACE Services      Australia           BCE Holdings Pty. Ltd.
Pty. Ltd.

Continental ACE Conveyor      Australia           BCE Holdings Pty. Ltd.
Components Pty. Ltd.

A. Crane Pty. Ltd.            Australia           BCE Holdings Pty. Ltd.

Continental Control           Australia           BCE Holdings Pty. Ltd. - 60%
Systems Pty. Ltd.                                 Continental Conveyor &
                                                  Equipment Pty. Ltd. - 40%

Continental Conveyor          Delaware            Continental Conveyor &
International Inc.                                Equipment Company

Continental FSW Ltd.          United Kingdom      Continental Conveyor
                                                  International Inc.

Continental Conveyor Ltd.     United Kingdom      Continental FSW Ltd.

Continental MECO              South Africa        Continental Conveyor
(Proprietary) Ltd.                                International Inc.

MECO McCallum Pty. Ltd.       Australia           Continental Conveyor &
                                                  Equipment Pty. Ltd.

Goodman Conveyor Company      Delaware            Continental Global Group, Inc.

(1) Each of the subsidiaries listed is 100% owned by its parent company, except for Continental Control Systems Pty. Ltd.